UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 18, 2023, Jasper Therapeutics, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained full compliance with the minimum bid price requirement of the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), which requires that the Company maintain a minimum bid price of $1.00 per share. The Company regained compliance after the closing bid price of the Company’s voting common stock had been at $1.00 per share or greater for ten consecutive business days, from January 3, 2023 through January 17, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: January 19, 2023	By:	/s/ Jeet Mahal
		Name:	Jeet Mahal
		Title:	Chief Operating Officer and Chief Financial Officer

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